UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2007

STERLING GROUP VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51775	72-1535634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

900 -789 West Pender Street,
Vancouver, B.C., Canada	V6C 1H2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 893-8891

n/a
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management

ITEM 5.02. Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 4, 2007, Sterling Group Ventures, Inc. ("Sterling Group"), received and accepted the resignation of Mr. Patrick Chan from its Board of Directors. There were no special circumstances surrounding Mr. Chan's departure.

On June 6, 2007, Sterling Group's Board of Directors held a special meeting at which they appointed Mr. Robert Smiley, to the Board of Directors. No special arrangements have been made surrounding the appointment of Mr. Smiley who will serve until the next Annual General Meeting.

Mr. Robert G. Smiley, L.L.B., is a business consultant working with junior companies. He has been self-employed in this capacity for the past ten years. He is a former lawyer who specialized in oil and gas and securities law for twenty-five years. He is currently president of Richco Investors Inc. and Drucker, Inc. and a director of Canadian Imperial Ventures Corp., Teuton Resource Corp. and Silver Grail Resources Inc. He has served on the boards of a number of junior and intermediate companies in the past.

Sterling Group currently has four directors: Mr. Raoul Tsakok, Mr. Richard Shao, Mr. Gerald Runolfson and Mr. Robert Smiley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING GROUP VENTURES, INC.

/s/Raoul Tsakok
Raoul Tsakok
Chairman &CEO

June 7, 2007